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                                                                  Exhibit 10.17

                                EASCO CORPORATION
                                  Girard, Ohio

                                     -------

                            SEPARATION AND CONSULTING
                                    AGREEMENT
                      BETWEEN EASCO AND DONALD W. FOLKWEIN

                  This Separation and Consulting Agreement between Easco and Donald W. Folkwein ("Agreement") outlines the terms under which Don Folkwein shall elect to retire from employment at Easco Corporation ("Easco" or "Company") and then act as a consultant to Easco for the time and for the compensation described below. In consideration of the items listed below, the Company and Folkwein intend to be bound by this Agreement as follows:

                  1. Effective August 1, 1996 Folkwein agrees to voluntarily retire from Easco.

                  2. Effective with his retirement from Easco, Folkwein agrees to act as a consultant when called upon by the President and/or his designee for any Easco facility. As compensation for these consulting services, Easco will pay Folkwein a monthly retainer fee for the period which begins with his August 1, 1996 retirement through March 31, 1997. The retainer fee shall be equal to the difference between Folkwein's current monthly salary and the total pension plan (Pension Plan for Salaried Employees of Easco Corporation and its Affiliates, SERP I - Easco Corporation Supplemental Executive Retirement Plan, SERP II -Easco Corporation Retirement Plan for Corporate Vice Presidents and Other Selected Executives) monthly payments payable by Easco to Folkwein at the time of Folkwein's actual retirement. In addition to the retainer as set forth above, Folkwein shall receive an additional $267.00 a month to accommodate his lost 401(k) matching funds.

                  3. Folkwein will act as a consultant to the Company from the date of his August 1, 1996 retirement through March 31, 1997. The consulting term may be extended on a quarterly basis upon mutual agreement of the parties.

                  4. Upon retirement, Folkwein shall no longer participate in the Easco Cash Incentive Program. As a consultant to the Company, he shall participate in a "Substitute Cash Incentive Program" for the year 1996. The Substitute Cash Incentive Program shall have the same structure as the Easco Cash Incentive Program and bonus payment of up to 60% of base pay will be calculated upon the following assumptions: (a) for calculation purposes, a base salary level of $160,000; (b) 75% of the bonus payment will be based upon Company consolidated EBIT for the year 1996 as defined in the Easco Cash Incentive Program; and (c) 25% of the bonus payment will be determined on a discretionary basis by the President of Easco.



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                  5. This Agreement may be terminated by mutual agreement of the parties; death or permanent and total disability of Folkwein (as defined in the Social Security Act, as amended); or for "cause" by Easco, which shall be defined as theft of company property, improper use or disclosure of trade secrets or proprietary information; misconduct or commission of an act of moral turpitude or repeated failure to follow directives from the President and/or his designee.

                  6. Upon retirement, Folkwein shall retain the use of his current company car at Easco's expense through March 31, 1997, under the same terms and conditions as currently in use, including any repairs at Company expense to the extent approved by the Fleet Manager and PHH.

                  7. During the consulting term, Easco shall pay Folkwein's country club membership dues, fees, and minimums consistent with past practice.

                  8. Folkwein individually and on behalf of his heirs, successors, assigns, executors and representatives of any kind, hereby fully and forever releases and discharges Easco and all of Easco's past, present, and future officers, directors, employees, agents, beneficiaries, shareholders, affiliates, predecessors, successors, divisions, subsidiaries, and attorneys ("Easco Releasees") from any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims of every kind, nature and character whatsoever, known or unknown, which Folkwein now has, ever had, or may hereafter have against the Easco Releasees based upon any act, transaction, or omission existing or taking place on or at any time prior to the date of signature on this Agreement, including but not limited to any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims ("claims") arising under federal, state and local statutory or common law or ordinance, such as Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act of 1963, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; and the Older Workers Benefit Protection Act, as amended, the law of contract and tort and claims arising under state or common law and any other laws and regulations relating to employment or employment discrimination and/or the payment of wages or benefits, including but not limited to any claims that have been asserted or could have been asserted arising out of or related to Folkwein's employment with Easco. Folkwein agrees and understands that the claims that he is waiving and releasing and promising never to assert include claims that he now knows or has reason to know exist, as well as those that he does not presently have any reason to know, believe or suspect that he has: unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing this Agreement Folkwein agrees that he is expressly waiving any provision of any state, federal or local statute, and common-law doctrine, providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when



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s/he is making the release, provided, however, notwithstanding the provisions above, this release does not extend to any unknown physical ailments or health related claims Folkwein may have. By agreeing to this release Folkwein does not waive any pension or other benefits he is otherwise entitled to under this Agreement.

                  9. Folkwein recognizes and acknowledges that as an officer of the Corporation he has knowledge of proprietary and/or confidential information which is valuable, special and a unique asset of Easco and that disclosure of same to anyone outside of Easco could create irreparable harm to Easco. Therefore, Folkwein agrees that he shall not, either during or subsequent to the term of his consulting employment with Easco, disclose customer lists, price lists, financial data, and/or market share data or any part thereof to any person, firm, corporation, association, or other entity outside of Easco for any reason or purpose whatsoever.

                  10. Upon the termination of his consulting employment or any other employment or consulting Agreement Folkwein may reach with Easco, Folkwein shall forthwith return and deliver to Easco, and shall not retain any original or copies of, any books, papers, price lists, customer contracts, bids, customer list, files, books of accounts, notebooks and other documents and data, or other writings, tapes or records related to the confidential information describe in section 11 hereof, all of which materials are hereby agreed to be the property of Easco.

                  11. In return for the consideration described in this Agreement, Folkwein agrees to the following Non-Compete Provision. For the period of August 1, 1996 through March 31, 1997, Folkwein agrees that: (a) he will not represent, offer for sale, attempt to establish a business for his personal benefit in any fashion, or solicit orders for any items of the same or similar nature, or competitive with, the products currently sold by or in the future sold by Easco to customers or customer prospects of the Company; and (b) he will not accept employment, be employed by, consult for or with, or take any compensation whatsoever for services or advice rendered from a current or future competitor of Easco, or attempt to interfere with the employment of any employee, agent, sales representative or independent contractor of Easco or attempt to persuade any person to end or alter their relationship with Easco.




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                  12. OLDER WORKERS BENEFIT PROTECTION ACT. FOLKWEIN
ACKNOWLEDGES THAT EASCO HAS ADVISED HIM AS FOLLOWS PURSUANT TO THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990:

                           (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;
                           (B) HE WAS MADE AWARE OF HIS RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE DAYS PRIOR TO ITS EXECUTION;
                           (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THE AGREEMENT, AND THE AGREEMENT WILL NOT BE EFFECTIVE UNTIL THAT REVOCATION PERIOD HAS EXPIRED.

NOTE: The parties acknowledge that any and all existing or future severance programs, including the May 15, 1992 Memorandum of Understanding setting forth a certain severance policy, are expressly superseded by this Agreement.

In connection with the acceptance of his early retirement, and in consideration for this release, Easco Corporation and Donald W. Folkwein have agreed to the above conditions as payment for obligations due him or to become due him. Further, Easco Corporation has advised Folkwein of his right to consult with an attorney before signing this Agreement. Each party acknowledges they have read, understand, and agree to the contents of this Agreement and release.



/s/ MICHAEL M. HAGERTY                    /s/ DONALD W. FOLKWEIN
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Easco Corporation                         Donald W. Folkwein
By: Michael M. Hagerty
    President and Chief                   July 22, 1996
    Executive Officer                     -------------------------------
                                          Date

/s/ FRANK L. RICH                         /s/ DEBRORAH LOWTHER
- --------------------------------          -------------------------------
Easco, Inc.                               Witness
By: Frank L. Rich
    Executive Vice President              July 22, 1996
    Administration                        -------------------------------

July 22, 1996
- --------------------------------
Date


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